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                                                                       EXHIBIT 5

                       [Salomon Smith Barney Letterhead]

                                                              September 10, 2001

Salomon Smith Barney Holdings Inc.
TARGETS Trust XII
TARGETS Trust XIII
TARGETS Trust XIV
TARGETS Trust XV
TARGETS Trust XVI
TARGETS Trust XVII
TARGETS Trust XVIII
TARGETS Trust XIX
TARGETS Trust XX
TARGETS Trust XXI
TARGETS Trust XXII
TARGETS Trust XXIII
TARGETS Trust XXIV
TARGETS Trust XXV
TARGETS Trust XXVI
TARGETS Trust XXVII
c/o Salomon Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

      Re: Salomon Smith Barney Holdings Inc.
          TARGETS Trust XII
          TARGETS Trust XIII
          TARGETS Trust XIV
          TARGETS Trust XV
          TARGETS Trust XVI
          TARGETS Trust XVII
          TARGETS Trust XVIII
          TARGETS Trust XIX
          TARGETS Trust XX
          TARGETS Trust XXI
          TARGETS Trust XXII
          TARGETS Trust XXIII
          TARGETS Trust XXIV
          TARGETS Trust XXV
          TARGETS Trust XXVI
          TARGETS Trust XXVII
          Registration Statement on Form S-3

Ladies and Gentlemen:

      I am a Deputy General Counsel of Salomon Smith Barney Holdings Inc., a New York corporation (the "Company"). I have acted as counsel to the Company and to TARGETS Trust XII, TARGETS Trust XIII, TARGETS Trust XIV, TARGETS Trust XV, TARGETS Trust XVI, TARGETS Trust XVII, TARGETS Trust XVIII, TARGETS Trust XIX, TARGETS Trust XX, TARGETS Trust XXI, TARGETS Trust XXII, TARGETS Trust XXIII, TARGETS Trust XXIV, TARGETS Trust XXV, TARGETS Trust XXVI and TARGETS Trust XXVII (each, a "Trust" and, together, the "Trusts"), each a statutory business trust formed under the laws of the State of Delaware, in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement") to be filed by the Company and the Trusts with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following
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securities with an aggregate public offering price of up to $1,000,000,000:
(i) Targeted Growth Enhanced Terms Securities ("TARGETS") of each Trust, (ii) certain securities (the "Forward Contract Securities") with respect to each Trust representing interests in a forward contract (the "Forward Contract") of the Company which are to be issued pursuant to an indenture (the "Indenture") dated May 26, 2000 between the Company and The Chase Manhattan Bank, as indenture trustee, and (iii) a guarantee of the Company with respect to the TARGETS of each Trust.

     The TARGETS of each Trust are to be issued pursuant to the Amended and Restated Declaration of Trust (the "Declaration") of such Trust among the Company, as sponsor and as the issuer of the Forward Contract Securities, Chase Manhattan Bank Delaware, as Delaware trustee, The Chase Manhattan Bank, as institutional trustee (the "Institutional Trustee"), and Barbara A. Yastime, Michael J. Day and Mark I. Kleinman, as regular trustees (together, the "Regular Trustees").

     This opinion is being delivered in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act.

     In connection with this opinion, I, or persons employed by the Company or its affiliates with whom I have consulted, have examined or are familiar with
(i) the Registration Statement, (ii) the form of Prospectus relating to the TARGETS included in the Registration Statement (the "Prospectus"), (iii) the certificate of Trust of each Trust filed with the Secretary of State of the State of Delaware, (iv) the form of Declaration (including the designation of terms of the TARGETS annexed thereto), (v) the form of certificates evidencing the TARGETS, (vi) the form of Targeted Growth Enhanced Terms Securities Guarantee Agreement (the "Guarantee Agreement") between the Company and The Chase Manhattan Bank, as guarantee trustee, (vii) the form of certificates evidencing the Forward Contract Securities, (viii) the Indenture, (ix) the Restated Certificate of Incorporation of the Company, as amended to date,
(x) the By-Laws of the Company currently in effect and (xi) certain resolutions adopted by the Board of Directors of the Company (the "Board of Directors").

     I (or such persons) have also examined or are familiar with originals, or copies certified or otherwise identified to my satisfaction, of such other documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I (or such persons) have deemed necessary or advisable for the purposes of this opinion. In my examination, I (or such persons) have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me (or such persons) as originals, the conformity to original documents of all documents submitted to me (or such persons) as certified or photostatic copies and the authenticity of the originals of such copies.

     Upon the basis of the foregoing, I am of the opinion that:

     1. With respect to the TARGETS of each Trust, when (i) the Registration Statement, as amended (if necessary), has become effective under the Securities Act, (ii) the Prospectus with respect to such TARGETS has been delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Declaration of such Trust and an underwriting agreement (the "Underwriting Agreement") with respect to such TARGETS are duly executed and delivered by the parties thereto, (iv) the Declaration of such Trust has been qualified under the Trust Indenture Act of 1939, as amended (the "TIA"), (v) the terms of such TARGETS have been established in accordance with the Declaration of such Trust and (vi) such TARGETS have been executed and issued in accordance with the Declaration of such Trust and delivered and paid for in accordance with the Underwriting Agreement, (1) such TARGETS will be duly authorized, validly issued and fully paid and nonassessable, representing undivided beneficial interests in the assets of such Trust, and (2) the holders of such TARGETS will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. I bring to your attention, however, that the holders of such TARGETS may be obligated, pursuant to the Declaration of such Trust, to (A) provide indemnity and/or security in connection with and pay taxes or governmental charges arising from transfers of TARGETS and (B) provide security and indemnity in connection with the requests of or directions to the Institutional Trustee to exercise its rights and powers under the Declaration of such Trust.

     2. With respect to the Guarantee Agreement for the TARGETS of each Trust, when (i) the Registration Statement, as amended (if necessary), has become effective under the Securities Act, (ii) the Prospectus with respect




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to such Trust has been delivered and filed in compliance with the Securities
Act and the applicable rules and regulations thereunder, (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the execution and delivery of such Guarantee Agreement, (iv) the Declaration, the Guarantee Agreement and the Underwriting Agreement with respect to such Trust are duly executed and delivered by the parties thereto,
(v) the Declaration and the Guarantee with respect to such Trust have been qualified under the TIA, (vi) the terms of such TARGETS have been established in accordance with the Declaration of such Trust and (vii) such TARGETS have been executed and issued in accordance with the Declaration of such Trust and delivered and paid for in accordance with the Underwriting Agreement for such TARGETS, the Guarantee Agreement will be a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law).

     3. With respect to the Forward Contract Securities for each Trust, when
(i) the Registration Statement, as amended (if necessary), has become effective under the Securities Act, (ii) the Prospectus with respect to such Trust has been delivered and filed in compliance with the Securities Act and the applicable rules and regulations thereunder, (iii) the Board of Directors, including any appropriate committee appointed thereby, and appropriate officers of the Company have taken all necessary corporate action to approve the issuance and terms of such Forward Contract Securities, (iv) the Indenture (as supplemented by a resolution of the Board of Directors or of any authorized committee thereof, or by a supplemental indenture, in either case relating to the Forward Contract with respect to such Trust) has been duly executed and delivered by the parties thereto, (v) such Indenture has been qualified under the TIA, (vi) the terms of such Forward Contract Securities have been established in accordance with the Indenture with respect to such Trust and
(vii) such Forward Contract Securities have been duly executed and issued in accordance with such Indenture and paid for as set forth in the Prospectus with respect to such Trust, such Forward Contract Securities will be valid and binding obligations of the Company, entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms (subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and to general principles of equity regardless of whether such enforceability is considered in a proceeding in equity or at law).

     This opinion is limited to matters governed by the federal laws of the United States of America, the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Business Trust Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting the General Corporation Law of the State of Delaware and the Delaware Business Trust Act). I am not admitted to the practice of law in the State of Delaware.

     I hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to my name under the heading "Legal Matters" in the prospectus which forms a part of the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

                                        Very truly yours,



                                        /s/ Marcy Engel
                                        ____________________
                                        Marcy Engel
                                        Deputy General Counsel





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